UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2013

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Energy and Power Fund (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 20, 2013.  As of April 10, 2013, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 91,457,433 common shares of beneficial interest were eligible to be voted, and 31,401,407 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon:

•	Proposal No. 1 – the election of ten members of the board of trustees of the Company to serve until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified; and

•	Proposal No. 2 – the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

All trustee nominees listed in the Company’s 2013 proxy statement were elected by the Company’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each trustee nominee are set forth below:

Trustee Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Adelman	30,697,159	704,248	0
Sidney R. Brown	30,705,279	696,128	0
Gregory P. Chandler	30,704,478	696,929	0
Michael C. Forman	30,690,463	710,944	0
Richard I. Goldstein	30,696,523	704,884	0
Thomas J. Gravina	30,695,193	706,214	0
Michael J. Heller	30,687,354	714,053	0
Charles P. Pizzi	30,648,965	752,442	0
Richard W. Vague	30,676,871	724,536	0
R. Richard Williams	30,687,821	713,586	0

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was also approved by the Company’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	30,463,782
Votes Against	268,262
Abstentions	669,363
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	June 24, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer